                                                                  Exhibit 10.8

                               STRATEGIC ALLIANCE

This Strategic Alliance is made and effective this __________________, by and between UTEK CORPORATION, offices located at 202 South Wheeler Street, Plant City, Florida 33566 and UNIVERSITY OF FLORIDA offices located at 1938 W. University Avenue, Gainesville, FL 32603. Now, therefore, both parties agree as follows:

1. UNIVERSITY OF FLORIDA seeks to develop an off-balance sheet vehicle to bring its intellectual property and technology to the marketplace. The goal of which is to generate on-going royalties to enhance its research capabilities and reward faculty whose patents are licensed, in addition to developing sponsored research activities.

2. UTEK CORPORATION (UTEK) has the mission to build a bridge between university-based technology and public companies that can rapidly bring new products to the marketplace.

3. UTEK would review UNIVERSITY OF FLORIDA specified existing technologies and new disclosures to gauge their potential for successful commercialization. If a specific technology seemed promising to UTEK (and UNIVERSITY OF FLORIDA agreed), UNIVERSITY OF FLORIDA would apply for a patent (if it does not already have one), with UNIVERSITY OF FLORIDA as the assignee. UTEK would receive a 12-month exclusive, royalty-free license option for the technology for some or all fields of use. UTEK would then use its best efforts to find a corporate licensee or otherwise commercialize the technology at terms acceptable to UNIVERSITY OF FLORIDA. If UTEK finds a UNIVERSITY OF FLORIDA acceptable licensee, royalties for the technology would be paid directly by the licensee to UNIVERSITY OF FLORIDA. If UTEK is unable to find a UNIVERSITY OF FLORIDA acceptable licensee or corporate partner for the technology by the end of this 12-month period, then all option rights to the technology would revert back to UNIVERSITY OF FLORIDA, unless both parties agreed to extend. The defined Exclusive Option Agreement is contained in Exhibit A. When UNIVERSITY OF FLORIDA desires to have UTEK merchandise a specific technology and UTEK agrees, both parties will execute a copy of the Exclusive Option Agreement with the appropriate technology, field-of-use and term descriptions.

4. The term of this strategic alliance is for a period of five years, commencing on the date above.

5. Either party may terminate this Agreement at any time with sixty days written notice.

6. During the term of this Agreement, both parties shall not disclose to anyone any confidential information. "Confidential Information" for the purposes of this Agreement shall include proprietary and confidential information such as, but not limited to, technology plans, research and development plans, designs, models, software, product specifications, marketing plans, patent applications, disclosures and new concepts.

Confidential information shall not include any information that:
A. Is disclosed without restriction.
B. Becomes publicly available through no act of the recipient.
C. Is rightfully received by either party from a third party.
D. Is disseminated in publications.

If UTEK customers need to review UNIVERSITY OF FLORIDA confidential information to determine their interest in licensing a specific property, UTEK will have the customer execute an UNIVERSITY OF FLORIDA approved confidentiality and non-disclosure agreement. A copy of this signed agreement will be provided to UNIVERSITY OF FLORIDA.

7. This Agreement shall be governed by and be construed in accordance with the laws of the state of Florida.

8. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed, only by an Agreement in writing, signed by both of the parties.

9. Any notice to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by overnight courier service as follows:

UTEK CORPORATION
202 South Wheeler Street, Plant City, Florida 33566

UNIVERSITY OF FLORIDA
1938 W. University Avenue, Gainesville, FL  32603

10. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

UTEK CORPORATION                                     UNIVERSITY OF FLORIDA


---------------------------

---------------------------------------------------
By: Clifford M. Gross, Ph.D., CEO          By:

                                    Exhibit A
                           Exclusive Option Agreement

This Exclusive Option Agreement is made and effective this ________________, by and between UTEK CORPORATION (UTEK), offices located at 202 South Wheeler Street, Plant City, Florida 33566 and UNIVERSITY OF FLORIDA offices located at 1938 W. University Avenue, Gainesville, FL 32603. Now, therefore, both parties agree as follows:

1. UNIVERSITY OF FLORIDA hereby grants to UTEK an exclusive option to license on an exclusive basis the following technology:


Technology Description
----------------------

Title:


Patent #:                                                              Date Applied for:              Date Awarded:

Patent Application #:                                                  Date Applied for:

Inventors:

Copyright: [yes   or  no ] If yes than provide description:
                                                                       Date Applied for:


Field of Use: All    [yes   or  no ]  If no then describe limited fields of use:



Territory: World-wide   [yes   or  no ]  If no then describe limited territory:

2. The term for this exclusive option is 12 months unless extended by agreement of both parties in writing.

3. During the term of this option, UTEK will use its best efforts to merchandise the above-described technology at terms acceptable to UNIVERSITY OF FLORIDA. UNIVERSITY OF FLORIDA may accept or reject, at its' discretion, any offer presented by UTEK for the licensing of this technology.

4. During the term of this option, UNIVERSITY OF FLORIDA will use its best efforts to provide UTEK with the information it requires to market the above-described technology.

5. This Agreement shall be governed by and be construed in accordance with the laws of the state of Florida.

6. This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed, only by an Agreement in writing, signed by both of the parties.

7. Any notice to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by overnight courier service as follows:

UTEK CORPORATION
202 South Wheeler Street, Plant City, Florida 33566

UNIVERSITY OF FLORIDA
1938 W. University Avenue, Gainesville, FL  32603

8. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

UTEK CORPORATION                                     UNIVERSITY OF FLORIDA



---------------------------

--------------------------------------------------------------
By: Clifford M. Gross, Ph.D., CEO                    By: